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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 2000 (except with respect to the matters discussed in Note 19, as to which the date is February 24, 2000) and February 24, 2000, included in WebLink Wireless, Inc.'s (formerly PageMart Wireless, Inc.) Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

Dallas, Texas
May 12, 2000